                                                                    EXHIBIT 10.6




                      FIRST AMENDMENT TO CREDIT AGREEMENT


THIS FIRST AMENDMENT TO CREDIT AGREEMENT (hereinafter called this "Amendment") is entered into on August 15, 1996, to be effective as of August 15, 1996, between Powell Industries, Inc., a Nevada corporation (the "Borrower") and Wells Fargo Bank (Texas), National Association, formerly First Interstate Bank of Texas, N.A. (the "Bank").

                              W I T N E S S E T H:

       WHEREAS, the Borrower and First Interstate Bank of Texas, N.A. entered into a Credit Agreement dated as of October 20, 1995 (hereinafter called the "Agreement"), whereby, upon the terms and conditions therein stated, the Bank agreed to make available to the Borrower a credit facility upon the terms and conditions set forth in the Agreement; and

       WHEREAS, the Borrower has dissolved or sold Powell-Process Systems, Inc. and U.S. Turbine, Inc., each of which was a subsidiary of Borrower and each of which guaranteed the payment of the credit facility represented by the Agreement; and

       WHEREAS, the Borrower has requested that the Bank agree to certain amendments to the Agreement;

       NOW, THEREFORE, for and in consideration of the mutual covenants and agreements herein contained, the parties to this Amendment hereby agree as follows:

       SECTION 1. Terms Defined in Agreement. An used in this Amendment, except as may otherwise be provided herein, all capitalized terms which are defined in the Agreement shall have the same meaning herein as therein, all of such terms and their definitions being incorporated herein by reference.

       SECTION 2. Amendments to Agreement. Subject to the conditions precedent set forth in Section 3 hereof, the Agreement is hereby amended as follows:

       (a) The definition of "Stated Maturity Date" is hereby deleted from
Section 8.1 of the Agreement and the following definition is substituted in lieu thereof:

           "STATED MATURITY DATE" shall mean August 15, 1998.

       (b) The definition of "Termination Date" is hereby deleted from Section
8.1 of the Agreement and the following definition is substituted in lieu thereof:

           "TERMINATION DATE" shall mean August 15, 1998.

       SECTION 3. Conditions of Effectiveness.

       (a) The Bank has relied upon the representations and warranties contained in this Amendment in agreeing to the amendments to the Agreement set forth herein and the amendments to the Agreement set forth herein are conditioned upon and subject to the accuracy of each and every representation and warranty of the Borrower made or referred to herein, and performance by the Borrower of its obligations to be performed under the Agreement on or before the date of this Amendment (except to the extent amended herein).

       (b) The amendments to the Agreement set forth herein are further conditioned upon receipt by the Bank of

       (i) A fully executed Amended and Restated Revolving Promissory Note in the form attached hereto as Exhibit "A";

       (ii) certificates of the Secretary or Assistant Secretary of the Borrower and each Guarantor setting forth resolutions of its respective Board of Directors in form and substance reasonably satisfactory to the Bank with respect to this Amendment.

       SECTION 4. Representations and Warranties of the Borrower. The Borrower represents and warrants to the Bank, with full knowledge that the Bank is relying on the following representations and warranties in executing this Amendment, as follows:

       (a) The Borrower has corporate power and authority to execute, deliver and perform this Amendment, and all corporate action on the part of the Borrower requisite for the due execution, delivery and performance of this Amendment has been duly and effectively taken.

       (b) The Agreement as amended by this Amendment and the Loan Documents and each and every other document executed and delivered in connection with this Amendment to which the Borrower or any of its Subsidiaries is a party constitute the legal, valid and binding obligations of the Borrower and any of its Subsidiaries to the extent it is a party thereto, enforceable against such Person in accordance with their respective terms.

       (c) This Amendment does not and will not violate any provisions of the articles or certificate of incorporation or bylaws of the Borrower, or any contract, agreement, instrument or requirement of any Governmental Authority to which the Borrower is subject. The Borrower's execution of this Amendment will not result in the creation or imposition of any lien upon any properties of the Borrower, other than those permitted by the Agreement and this Amendment.

       (d) The Borrower's execution, delivery and performance of this Amendment do not require the consent or approval of any other Person, including, without limitation, any regulatory authority or governmental body of the United States of America or any state thereof or any political subdivision of the United States of America or any state thereof.

       (e) The Borrower has performed and complied with all agreements and conditions contained in the Agreement required to be performed or complied with by the Borrower prior to or at the time of delivery of this Amendment.

       (f) After giving effect to this Amendment, no Default or Event of Default exists and all of the representations and warranties contained in the Agreement and all instruments and documents executed pursuant thereto or contemplated thereby are true and correct in all material respects on and as of this date.

       (g) Nothing in this Section 4 of this Amendment is intended to amend any of the representations or warranties contained in the Agreement or of the Loan Documents to which the Borrower or any of the Subsidiaries is a party.

       SECTION 5. Reference to and Effect on the Agreement.

       (a) Upon the effectiveness of Sections 1 and 2 hereof, on and after the date hereof, each reference in the Agreement to "this Agreement", "hereunder", "hereof", "herein", or words of like import, shall mean and be a reference to the Agreement as amended hereby.

       (b) Except as specifically amended by this Amendment, the Agreement shall remain in full force and effect and is hereby ratified and confirmed.

       SECTION 6. No Waiver. Except as specifically amended hereby, the Borrower agrees that no Event of Default and no Default has been waived or remedied by the execution of this Amendment by the Bank and any such Default or Event or Default heretofore arising and currently continuing shall continue after the execution and delivery hereof.

       SECTION 7. Extent of Amendments. Except as otherwise expressly provided herein, the Agreement and the other Loan Documents are not amended, modified or affected by this Amendment. The Borrower ratifies and confirms that (i) except as expressly amended hereby, all of the terms, conditions, covenants, representations, warranties and all other provisions of the Agreement remain in full force and effect and (ii) each of the other Loan Documents are and remain in full force and effect in accordance with their respective terms.

       SECTION 8. WAIVERS AND RELEASE OF CLAIMS. As additional consideration to the execution, delivery, and performance of this Amendment by the parties hereto and to induce the Bank to enter into this Amendment, the Borrower represents and warrants that (a) the Borrower knows of no defenses, counterclaims or rights of setoff to the payment of any indebtedness of the Borrower to the Bank, and (b) the Borrower for itself, its Subsidiaries, their respective representatives, agents, officers, directors, employees, shareholders, and successors and assigns, hereby fully, finally, completely, generally and forever releases, discharges, acquits, and relinquishes the Bank and their respective representatives, agents, officers, directors, employees, shareholders, and successors and assigns, from any and all claims, actions, demands, and causes of action of whatever kind or character, whether joint or several, whether known or unknown, for any and all injuries, harm, damages, penalties, costs, losses, expenses, attorneys' fees, and/or liability whatsoever and whenever incurred or suffered by any of them prior to the execution of this Amendment. Notwithstanding any provision of this Amendment, the Agreement or any other Loan Document, this Section 8 shall remain in full force and effect and shall survive the delivery of the Notes, this Amendment and the other Loan Documents and the making, extension, renewal, modification, amendment or restatement of any thereof.

       SECTION 9. Guaranties. Each of the Guarantors hereby consents to and accepts the terms and conditions of this Amendment, agrees to be bound by the terms and conditions hereof and ratifies and confirms that its continuing Guaranty Agreement, executed and delivered to the Bank on October 20, 1995, guaranteeing payment of the obligations, is and remains in full force and effect and secures payment of, among other things, the Note as renewed, rearranged and extended hereby.

       SECTION 10. Execution and Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. Delivery of an executed counterpart of the signature page of this Amendment by facsimile shall be equally as effective as delivery of a manually executed counterpart of this Amendment.

       SECTION 11. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Texas.

       SECTION 12. Headings. Section headings in this Amendment are included herein for convenience and reference only and shall not constitute a part of this Amendment for any other purpose.

       SECTION 13. Arbitration Program. The parties agree to be bound by the terms and provisions of the current Arbitration Program of First Interstate Bank of Texas, N.A., which is incorporated by reference herein and is acknowledged as received by the parties pursuant to which any and all disputes arising hereunder, under the Agreement, under any of the other Loan Documents, or under any of the documents and instruments contemplated thereby, or pertaining hereto or thereto, shall be resolved by mandatory binding arbitration upon the request of any party.

       SECTION 14. NO ORAL AGREEMENTS. THE AGREEMENT (AS AMENDED BY THIS AMENDMENT) AND THE OTHER LOAN DOCUMENTS, REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

       THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.


       IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized.

BORROWER:
---------

POWELL INDUSTRIES, INC

By:
    /s/ J. F. AHART
   ---------------------------------
     Name:  J. F. Ahart
     Title: Vice President

BANK:
-----

WELLS FARGO BANK (TEXAS), NATIONAL ASSOCIATION

By:
    /s/ VALERIE B. CARLSON
   ---------------------------------
     Name: Valerie B. Carlson
     Title: Vice President


CONSENTED AND AGREED TO THIS 3 day of September, 1996:


POWELL ELECTRICAL MANUFACTURING COMPANY


By:  /s/ J. F. AHART
   ---------------------------------
     Name: J. F. Ahart
     Title: Vice President

DELTA-UNIBUS CORP.                 POWELL-ESCO COMPANY


By: /s/  J. F. AHART                    By: /s/ J. F. AHART
   ------------------------------           ------------------------------
     Name: J. F. Ahart                  Name: J. F. Ahart
     Title: Vice President              Title: Vice President



UNIBUS, INC.                            TRACTION POWER SYSTEMS, INC



By: /s/ J. F. AHART                     By: /s/ J. F. AHART
   ------------------------------           ------------------------------
     Name: J. F. Ahart                  Name: J. F. Ahart
     Title: Vice President              Title: Vice President



POWELL-INNOVATIVE BREAKER               TRANSDYN CONTROLS, INC.
TECHNOLOGIES, INC.


By: /s/ J. F. AHART                     By:  /s/ J. F. AHART
   ------------------------------           ------------------------------
     Name: J. F. Ahart                  Name: J. F. Ahart
     Title: Vice President              Title: Vice President

             FIRST AMENDED AND RESTATED REVOLVING  PROMISSORY  NOTE


$15,000,000.00                                                  AUGUST  15, 1996


FOR VALUE RECEIVED, after date, without grace, in the manner, on the dates and in the amounts so herein stipulated, the undersigned, POWELL INDUSTRIES, INC., a Nevada corporation, acting by and through its duly authorized officer, ("Borrower") , PROMISES TO PAY TO THE ORDER OF WELLS FARGO BANK (TEXAS), NATIONAL ASSOCIATION, FORMERLY FIRST INTERSTATE BANK OF TEXAS, N.A. ("Lender"), in Houston, Harris County, Texas, the sum of FIFTEEN MILLION AND N0/100 DOLLARS ($15,000,000.00) or, if less, the aggregate unpaid principal amount of advances made by Lender to Borrower pursuant to this Note, in lawful money of the United States of America, which shall be legal tender in payment of all debts and dues, public and private, at the time of payment, and to pay interest on the unpaid principal amount from date until maturity at a rate equal to the Stated Rate (as hereinafter defined), not to exceed the maximum non-usurious interest rate permitted by applicable law from time to time in effect as such law may be interpreted, amended, revised, supplemented or enacted ("Maximum Rate"), provided that if at any time the Stated Rate exceeds the Maximum Rate then interest hereon shall accrue at the Maximum Rate. In the event the Stated Rate subsequently decreases to a level which would be less than the Maximum Rate or if the Maximum Rate applicable to this Note should subsequently be changed, then interest hereon shall accrue at a rate equal to the applicable Maximum Rate until the aggregate amount of interest so accrued equals the aggregate amount of interest which would have accrued at the Stated Rate without regard to any usury limit, at which time interest hereon shall again accrue at the Stated Rate. As used herein, the Stated Rate shall mean, in the absence of Borrower's exercise of a Eurodollar Rate Election (as defined in the Credit Agreement) , the Prime Rate plus the applicable Base Rate Margin as set forth below:


         RATIO OF-FUNDED INDEBTEDNESS TO          BASE RATE MARGIN
         EBITDA FOR THE PRECEDING FOUR (4)
                 FISCAL QUARTERS

             less than 1.75 to 1.00                      0%


            1.75 to 1.00 or greater                   0.25%





                                 Page 1 of Five

In the event the Borrower exercises its right to select the Eurodollar Rate (as defined in the Credit Agreement) , (i) such selection shall be in accordance with the provisions of the Credit Agreement and (ii) the Stated Rate as to the Eurodollar Rate Advance (as defined in the Credit Agreement) shall be the Eurodollar Rate plus the applicable Libor Margin as set forth below:


           RATIO OF-FUNDED INDEBTEDNESS TO                LIBOR MARGIN
           EBITDA FOR THE PRECEDING FOUR (4)
                   FISCAL QUARTERS

             less than or equal to 1.25 to 1.00               1.00%

                greater than 1.25 to 1.00,
                 but less than 1.50 to 1.00                   1.25%


          equal to or greater than 1.50 to 1.00,
                 but less than 1.75 to 1.00                   1.50%

          equal to or greater than 1.75 to 1.00,
                 but less than 2.00 to 1.00                   1.75%

           equal to or greater than 2.00 to 1.00              2.25%


The adjustment in the applicable Base Rate Margin and/or Libor Margin of this Note shall be effective on the first of the month following receipt of quarterly financial statements pursuant to Section 3.1 and Compliance Certificate pursuant to Section 5.10 of the Credit Agreement indicating the Ratio of Funded Indebtedness to EBITDA for the preceding four (4) fiscal quarters (as such terms are defined in the Credit Agreement), provided that if, for any reason, the applicable financial statements are delivered after the 1st of the month approximately sixty (60) days following the end of the fiscal quarter, the adjustment in Base Rate Margin or Libor Margin shall be retroactive to the 1st of such month based upon the financial statements when delivered.

Interest shall be due and payable monthly as it accrues on the first day of each and every month, beginning November 1, 1995, and continuing regularly thereafter until August 15, 1998, when the entire balance of principal and accrued interest shall be due and payable.





                                 Page 2 of Five

This Note is the Revolving Note referred to in, is subject to, and is entitled to the benefits of, the Credit Agreement dated as of October 20, 1995, as amended by a First Amendment to Credit Agreement, dated of even date herewith, between Borrower and Lender, as that Credit Agreement, as amended, may be further amended, modified or supplemented from time to time (the "Credit Agreement"). The Credit Agreement contains, among other things, provisions for the acceleration of the maturity hereof upon the occurrence of certain stated events. All capitalized terms used herein which are defined in the Credit Agreement shall have the same meaning as in the Credit Agreement.

It is agreed that time is of the essence of this agreement. Upon the occurrence of an Event of Default, Lender may accelerate and declare this Note immediately due and payable as provided in the Credit Agreement. Any failure to exercise this option shall not constitute a waiver by Lender of the right to exercise the same at any other time.

Upon the occurrence of an Event of Default under Section 6.1 of the Credit Agreement or in the event this Note is declared due interest shall accrue in accordance with the provisions of Section 1.9 of the Credit Agreement, but in no event to exceed the Maximum Rate.

Borrower hereby agrees to pay all expenses incurred, including reasonable attorneys' fees, all of which shall become a part of the principal hereof, if this Note is placed in the hands of an attorney for collection or if collected by suit or through any probate, bankruptcy or any other legal proceedings.

Interest charges will be calculated on amounts advanced hereunder on the actual number of days these amounts are outstanding in accordance with the Credit Agreement. It is the intention of the parties hereto to comply with all applicable usury laws; accordingly, it is agreed that notwithstanding any provision to the contrary in this Note, or in any of the documents securing payment hereof or otherwise relating hereto, no such provision shall require the payment or permit the collection of interest in excess of the Maximum Rate. If any excess of interest in such respect is provided for, or shall be adjudicated to be so provided for, in this Note or in any of the documents securing payment hereof or otherwise relating hereto, then in such event (1) the provisions of this paragraph shall govern and control, (2) neither Borrower, endorsers or guarantors, nor their heirs, legal representatives, successors or assigns nor any other party liable for the payment hereof, shall be obligated to pay the amount of such interest to the extent that it is in excess of the Maximum Rate, (3) any such excess which may have been collected shall be either applied as a credit against the then unpaid principal amount hereof or refunded to Borrower, and (4) the provisions of this Note and any documents securing payment of this Note shall be automatically reformed so that the effective rate of interest shall be reduced to the Maximum Rate. For the purpose of determining the Maximum Rate, all interest payments with respect to this Note shall be amortized, prorated and spread throughout the full term of the Note so that the effective rate of interest on account of this Note is uniform throughout the term hereof.





                                 Page 3 of Five

Borrower agrees that the Maximum Rate to be charged or collected pursuant to this Note shall be the applicable indicated rate ceiling as defined in TEX. REV. CIV. STAT. ANN. Art. 5069-1.04, provided that Lender may rely on other applicable laws, including without limitation laws of the United States, for calculation of the Maximum Rate if the application thereof results in a greater Maximum Rate. Except as provided above, the provisions of this Note shall be governed by the laws of the State of Texas.

Each maker, surety, guarantor and endorser (i) waives demand, grace, notice, presentment for payment, notice of intention to accelerate the maturity hereof, notice of acceleration of the maturity hereof and protest, (ii) agrees that this Note and the liens securing its payment may be renewed, and the time of payment extended from time to time, without notice and without releasing any of the foregoing, and (iii) agrees that without notice or consent from any maker, surety, guarantor, or endorser, Lender may release any collateral which may from time to time be pledged to secure repayment of this Note, or may release any party who might be liable for this Note.

Subject to the provisions of the Credit Agreement, Borrower may prepay this Note, in whole or in part, at any time prior to maturity without penalty, and interest shall cease on any amount prepaid.

As used in this Note, the term "Prime Rate" shall mean the variable rate of interest announced by Lender from time to time as its prime rate of interest and, without notice to the maker of this Note or any other person, such rate of interest shall change as and when changes in that prime rate of interest are announced. The Prime Rate is set by Lender as a general reference rate of interest, taking into account such factors as Lender may deem appropriate, it being understood that many of Lender's commercial or other loans are priced in relation to such rate, that it is not necessarily the lowest or best rate of interest actually charged on any loan, and that Lender may make various commercial or other loans at rates of interest having no relationship to the Prime Rate. If at any time the "Prime Rate" of Wells Fargo Bank (Texas), National Association, formerly First Interstate Bank of Texas, N.A. is no longer available, then the owner of this Note ("Owner") will designate a different "Prime Rate" as announced by a national banking association of owner's choice.

The principal of this Note represents funds which Lender will advance to Borrower from time to time upon request of Borrower. Any part of the principal may be repaid by Borrower and thereafter reborrowed, provided the outstanding principal amount of this Note shall never exceed the face amount of this Note. Each advance shall constitute a part of the principal hereof and shall bear interest from the date of the advance. The provisions of TEX. REV. CIV. STAT. ANN. Art. 5069-15.01, et seq, as may be amended, shall not apply to this Note or to any of the security documents executed in connection with this Note.





                                 Page 4 of Five

This First Amended and Restated Revolving Promissory Note is given in renewal and extension and not in novation of the Revolving Promissory Note dated October 20, 1995, in the amont of $15,000,000.00 executed by Borrower payable to First Interstate Bank of Texas, N.A.

Borrower represents and warrants that this loan is for business, commercial, investment or similar purposes and not primarily for personal, family, household or agricultural use, as such terms are used in Chapter One of the Texas Credit Code.

                                POWELL INDUSTRIES, INC.


                                By: /s/ J. F. AHART
                                   --------------------------------
                                Name:   J. F. Ahart
                                      -----------------------------
                                Title:    Vice President
                                       ----------------------------

                                             "BORROWER"



                                 Page 5 of Five